EXHIBIT 10.2
Execution Version
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of October 23, 2009 by and among Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), and CapGen Capital Group III LP, a Delaware limited partnership (the “Investor”).
RECITALS
     WHEREAS, this Agreement is made pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of October 23, 2009, by and among the Company and the Investor;
     WHEREAS, pursuant to the Stock Purchase Agreement, subject to the terms and conditions set forth therein, (a) the Investor has agreed to purchase from the Company, pursuant to a private placement by the Company, shares (the “Shares”) of the Company’s common stock, par value $0.10 (“Common Stock”), and (b) the Company has agreed to issue and sell the Shares to the Investor; and
     WHEREAS, as a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to enter into this Agreement in order to grant certain registration rights to the Investor, as set forth below.
     NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. GENERAL
     1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” of any Person means any other Person controlling, controlled by or under common control with such particular person or entity. The term “control” (including the terms “controlling”, “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Common Stock” has the meaning set forth in the recitals.
     “Effective Time” means the Closing as defined in the Stock Purchase Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect at the time.

     “Form S-3” means a registration statement on Form S-3 under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Holder” or “holder” means the Investor and any transferee thereof, which holds of record and following notice to the Company and a proper transfer of Shares, from time to time, Registrable Securities.
     “New Stock” means Common Stock or securities convertible into or exchangeable for Common Stock or which have voting rights or participation features with Common Stock, offered in a public or nonpublic offering by the Company.
     “Person” means any individual, corporation, partnership, sole proprietorship, joint venture, limited liability company, business trust, joint stock company, trust, association or unincorporated organization or any government or any agency or political subdivision thereof.
     “Qualified Equity Offering” means a public or nonpublic offering of New Stock solely for cash and not pursuant to a Special Registration; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (a) any offering pursuant to any stock purchase plan, dividend reinvestment plan, stock ownership plan, stock option or equity compensation or incentive plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, or (b) any offering made as consideration pursuant to an acquisition or business combination (whether structured as a merger or otherwise), a partnership or joint venture or strategic alliance or investment by the Company or similar non-capital raising transaction (but not an offering to raise capital to fund such an acquisition).
     “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.
     “Registrable Securities” means (a) the Shares; (b) any other shares of Common Stock held by the Holders and purchased from the Company directly or through an underwriter or placement agents; and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued after the Effective Time hereof as) a dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to, or in exchange for or in replacement of, the Common Stock held by the Holders, provided, however, that Registrable Securities shall not include any shares of Common Stock which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.
     “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable

Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to exercisable or convertible securities.
     “Registration Expenses” shall mean all fees and expenses incurred by the Company relating to any registration, qualification or compliance pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, exchange listing fees, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, Financial Industry Regulatory Authority fees, expenses of the Company’s independent accountants, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company. Notwithstanding the foregoing, Registration Expenses shall include the reasonable, documented, fees and expenses of one counsel chosen by the holders of a majority of the Registrable Securities covered by such registration for such counsel rendering services customarily performed by counsel for selling stockholders that are submitted to the Company in writing.
     “SEC” or “Commission” means the Securities and Exchange Commission or any successor agency.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.
     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).
     “Shares” has the meaning set forth in the recitals.
     “Special Registration” means the registration of (a) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or any successor or similar registration form under the Securities Act) or (b) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, management, employees, potential employees, consultants, customers, lenders or vendors of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment or stock purchase plans.
SECTION 2. REGISTRATION
     2.1 Demand Registration and Shelf Registration.
          (a) Subject to the conditions of this Section 2.1 so long as the Holders hold at least 25% of the Shares purchased pursuant to the Stock Purchase Agreement or resulting from such Shares by virtue of a stock split, stock dividend or distribution in respect of such purchase by the Holders as of the date hereof, if the Company shall receive a written request from the Holders that the Company file a registration statement under the Securities Act covering the registration of at least 25% of the Registrable Securities then outstanding or a lesser percent if the anticipated aggregate offering price based on the then-current market prices, net of underwriting discounts and commissions, would exceed $3,000,000 and the lock-up period (the “Lock-Up”) in connection with the public offering of Common Stock priced on August 14, 2009 (the “Public Offering”) has expired by its terms at the end of the day on November 12, 2009, then the Company shall, within 10 days of the receipt thereof, give written confirmation of such request to the Holders, and subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.
          (b) The Company shall use its reasonable best efforts to file by April 15, 2010 with the SEC a registration statement on the applicable SEC form with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders, unless the Shares may then be sold without volume limitations under Rule 144 promulgated under the Securities Act (“Rule 144”). The Company shall use its reasonable best efforts to promptly respond to all SEC comments related to such registration statement but in any event within two weeks of the receipt thereof, and shall use its reasonable best efforts to obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Holders’ Registrable Securities, including causing such registration statement to be declared effective by the SEC as soon as practicable after filing. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1(b) at all times. The registration contemplated by this Section 2.1(b) is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). So long as any such Shelf Registration is effective as required herein and in compliance with the Securities Act and is usable for resale of Registrable Securities, the Holders shall be entitled to demand any number of takedowns (including underwritten takedowns, provided that (i) the Registrable Securities requested to be included in such underwritten takedown constitute at least 25% of the Registrable Securities then outstanding or (ii) the anticipated aggregate offering price based on the then-current market prices, net of underwriting discounts and commissions, would exceed $3,000,000 from the Shelf Registration. In connection with any such takedown, the Company shall take all customary and reasonable actions that the Company would take in connection with an underwritten registration pursuant to Section 2.1(a) or Section 2.3 (including, without limitation, all actions referred to in Section 2.5 necessary to effectuate such sale in the manner determined by the holders of at least a majority of the Registrable Securities to be included in such underwritten takedown). The Company shall use its reasonable best efforts to cause the registration statement or statements filed on Form S-3 or any similar short-form registration statement as the Company may elect to remain effective until such date (the “Shelf Termination Date”) that is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold during any 90 day period without any volume restriction pursuant to Rule 144, after taking into account any Holder’s status as an affiliate of the Company as determined by the counsel to the Company. In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as the Company may elect or is required to use, such registration shall nonetheless be filed as a Shelf Registration and the Company shall use its reasonable best efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. The Company shall not include in the Mandatory Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration.
          (c) If a Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting or any underwritten takedown off the Shelf Registration statement filed on Form S-3 or any similar short-form registration statement pursuant to the Mandatory Registration, it shall so advise the Company as a part of its request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written confirmation or written notice referred to in Section 2.1(a) or Section 2.1(b), as applicable. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration or underwritten takedown off the registration statement filed pursuant to the Mandatory Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company with the consent of the initiating Holder and reasonably acceptable to the Company; provided that no holder of Registrable Securities included in any underwritten registration or underwritten takedown off the registration statement filed pursuant to the Mandatory Registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities and such holder’s intended method of distribution) or, without the consent of the Holder, to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.9 below.
     Notwithstanding any other provision of this Section 2.1 or Section 2.3, if the managing underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise the holders of Registrable Securities which would otherwise be included in such underwritten registration or takedown off the registration statement, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated to the holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
          (d) The Company shall not be required to effect a registration pursuant to this Section 2.1 other than any Mandatory Registration required pursuant to Section 2.1(b) above: (i) prior to the first anniversary date of the Closing Date (as defined in the Stock Purchase Agreement); (ii) after the Company has effected three registrations pursuant to this Section 2.1, and such registration statements have been declared or ordered effective and kept effective by the Company as required by Section 2.5(a) and at least 50% of the Registrable Securities thereby are sold; (iii) during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a

Company-initiated registration; provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective; (iv) if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time (but excluding any detriment to the Company and its shareholders solely as a result of its effect on the share price), in which event the Company shall have the right to defer the filing of such registration statement for a period of not more than 90 days after receipt of the request by the Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any 12 month period; or (v) if the Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below. Notwithstanding the foregoing, any expenses in connection with such registration or attempted registration shall be Registration Expenses.
          (e) The Company may include in any registration pursuant to this Section 2.1 other securities for sale for its own account or for the account of any other Person; provided that, if the managing underwriter for the offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then the securities to be sold by the Holders shall be included in such registration before any securities proposed to be sold for the account of the Company or any other Person.
     2.2 Piggyback Registrations.
          (a) Subject to the terms and conditions of the Lock-Up, the Company shall notify each Holder who holds Registrable Securities in writing at least 10 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (whether in connection with a public offering of securities by the Company, a public offering of securities by shareholders of the Company, or both, but excluding any registration relating to an offering excluded from a Qualified Equity Offering or which is a Special Registration, or a registration on any registration form that does not permit secondary sales) and shall afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within five days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state such Holder’s desire to include all or a part of the Registrable Securities held by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
          (b) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise in such notice the Holders who hold Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Registrable Securities such Holder desires to include in such registration in the underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.
          Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten in a registration statement pursuant to this Section 2.2, the number of shares that may be included in such underwriting shall be allocated first to the Company; second, to all Holders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating Holder that are subject to piggyback registration rights pursuant hereto; and third, to any other shareholder of the Company on a pro rata basis.
          If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least 10 calendar days prior to the effective date of the registration statement or in the case of a registration statement on Form S-3 or similar short-form registration statement, by the close of business on the first business day after the public notice of an offering or if the offering is publicly announced at the beginning of a business day, 4:00 P.M. Eastern Time on such day.
          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4.
          (d) The Company shall not grant to any other Person the right to request the Company to register any shares of Common Stock in a piggyback registration unless such rights are consistent with the provisions hereof.
     2.3 Form S-3 Registration. In case the Company shall receive at any time after the expiration of the Lock-Up from the Investor, so long as the Investor and its Affiliates hold at least 25% of the Shares held by the Investor and its Affiliates as of the date hereof, a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement with respect to all or a part of the Registrable Securities owned by the Holders, and provided the Company is then eligible to use Form S-3 or similar short-form registration statement, the Company will:
          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all Holders holding Registrable Securities; and
          (b) as soon as practicable, (i) file such registration statement, if the Company is then eligible to use Form S-3 or any similar short-form registration statement and use its commercially reasonable best efforts to have such registration statement declared effective, (ii) promptly respond to all SEC comments related to such registration statement but in any event within two weeks of the receipt thereof, (iii) obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holders’ Registrable Securities as are specified in a written request timely given after receipt of the written notice from the Company given pursuant to Section 2.3(a), including causing such registration statement to be declared effective by the SEC as soon as practicable, and (iv) maintain the effectiveness of the registration statement effected pursuant to this Section 2.3 at all times, subject only to the limitations on effectiveness set forth in Section 2.5; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3: (i) prior to the first anniversary date of the Closing Date (as defined in the Stock Purchase Agreement); (ii) if Form S-3 is not available for such offering by the Holders; (iii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate offering price to the public of less than three million dollars ($3,000,000); or (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time (but excluding any detriment to the Company and its shareholders solely as a result of its effect on the share price), in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holders or the under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any 12 month period; or (iv) after the Company has effected two registrations on Form S-3 pursuant to this Section 2.3 and such registrations have been declared effective. Notwithstanding the foregoing, any expenses in connection with such registration or attempted registration shall be Registration Expenses.
          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as a demand for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.
          (d) The Company shall not grant to any other Person the right to request the Company to register any shares of Common Stock in a registration on Form S-3 or similar short-form registration statement unless such rights are consistent with the provisions hereof, except in the case of a registration statement on Form S-3 or similar short-form registration statement filed to register any shares of Common Stock issued in connection with a Special Registration or in connection with an offering excluded from a Qualified Equity Offering.
          (e) It is understood and agreed that as of the date hereof, the Company is ineligible to use Form S-3 and this Section 2.3 shall not apply unless and until the Company becomes eligible to use Form S-3. The Company will use its reasonable best efforts to become eligible to use Form S-3 as soon as practicable.
     2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. The obligation of the Company to bear Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, the Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3, the request of which has been subsequently withdrawn by the Holders unless (a) the Company has requested the Holders to withdraw such request or the Company and the Holders jointly determine that such request should be withdrawn, (b) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly revealed at least forty-eight (48) hours prior to the request for registration or that the Company had not otherwise notified the Holders of at the time of such request for registration or (c) the Holders of a majority of Registrable Securities, as the case may be, agree to forfeit their right to one requested registration pursuant to Section 2.1 or Section 2.3, as applicable, in which event such right shall be forfeited.
     If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holder of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested and effected. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.1 or Section 2.3.
     2.5 Obligations of the Company. In the case of a Mandatory Registration and whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:
          (a) In the case of a Mandatory Registration, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and issuer free writing prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto and issuer free writing prospectuses, the Company shall furnish to the one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to the Holders that is contained therein, and the Company shall make any changes with respect to information regarding the Holders reasonably requested by such counsel to such documents prior to filing.
          (b) Prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and issuer free writing prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, provided that, before filing a registration statement or prospectus or any amendments or supplements thereto and issuer free writing prospectuses, the Company shall furnish to the counsel selected by the holders of a majority of Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to the Holders that is contained therein, and the Company shall make any changes reasonably requested by such counsel to such documents prior to filing, notify in writing each holder of the effectiveness of each registration statement filed hereunder, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or, if earlier, until the holder or holders have completed the distribution related thereto, or, a period ending on the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold during any 90 day period without any volume restriction pursuant to Rule 144, after taking into account any holder’s status, if any, as an affiliate of the Company as determined by the Company.
          (c) Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.
          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
          (f) Promptly notify each Holder who holds Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
          (g) Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort”

letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.
          (h) Promptly notify each Holder who holds Registrable Securities covered by such registration statement in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, and use its reasonable best efforts promptly to obtain the withdrawal of such order.
     2.6 Suspension of Sales. Upon receipt of written notice from the Company that a registration statement or prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (a “Misstatement”), each Holder who holds Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.
     2.7 Termination of Registration Rights. A Holder’s registration rights shall expire if all Registrable Securities held by such Holder (and its Affiliates, partners, members and former members) may be sold without any volume restriction under Rule 144 during any 90 day period after taking into account any Holders’ status as an affiliate of the Company as determined by the Company.
     2.8 Delay of Registration; Furnishing Information.
          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, Section 2.2 or Section 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 (except that any expenses in connection with such registration or attempted registration shall be Registration Expenses) if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.
     2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) or placement agent for such Holder and each Person, if any, who controls such Holder, underwriter or placement agent within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact provided contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto except any information provided by or on behalf of any Holder, or underwriter or placement agent or for which any Holder or underwriter or placement agent was responsible, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, except for any omission or alleged omission in information provided by or on behalf of a Holder, underwriter or placement agent or for which any Holder, underwriter or placement agent was responsible or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter, placement agent or controlling person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of the Company.
          (b) To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.9(a) above with respect to such matter, each selling Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, placement agent and any other Holder selling securities in such registration statement and any controlling Person of any such underwriter, placement agent or other Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments, supplements or free writing prospectuses thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment, supplement or free writing prospectuses thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will pay such underwriter, placement agent, other Holder or controlling Person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders unless such settlement by the claimant releases the Holders from any further loss, claim, damage, liability or action arising from the matters giving rise to the claim or action; provided, that, (x) the indemnification obligations in this Section 2.9(b) shall be individual and several not joint for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Holder under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder.
          (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.
          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.9(d) will be limited to an amount equal to the per share offering price (less any underwriting discount and commissions) multiplied by the number of shares sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.
          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the indemnification provisions of the Holders in any underwriting agreement may not conflict with the provisions of this Section 2.9 without the consent of the Holders.
          (f) The obligations of the Company and the Holders under this Section 2.9 shall survive the completion of any offering of shares of Common Stock in a registration statement under this Section 2, and otherwise.
     2.10 “Market Stand-Off’ Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 10 days prior to and 90 days following the effective date of a registration statement of the Company filed under the Securities Act that includes any Registrable Securities of the Holders; provided that the executive officers and directors of the Company enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such 90 day period. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.
     In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.
     The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 90 day period.
     2.11 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder promptly upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
SECTION 3. MISCELLANEOUS
     3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any transferees of any shares of Registrable Securities). In addition, whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders as such shall be for the benefit of, and enforceable by, any subsequent Holder. Nothing in this Agreement, express or implied, is intended to, as shall confer upon any Person other than the parties hereto or their respective successors and assigns (including any transferees of any shares of Registrable Securities) or any subsequent Holder any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflicts of laws rules.
     3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate, or by delivery with a reliable overnight delivery service by three (3) days’ advance written notice to the other parties.
     3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Holders as long as the Holders hold Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding and the Company.
     3.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     3.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by any Holders which are Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused and this Agreement to be executed by their respect undersigned officers thereunder duly authorizing as of the date set forth in the first paragraph hereof.

SEACOAST BANKING CORPORATION OF FLORIDA
By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer

Address:	815 Colorado Avenue Stuart, Florida 34994 Attention: Dennis S. Hudson, III

CAPGEN CAPITAL GROUP III LP CAPGEN CAPITAL GROUP III LLC, THE GENERAL PARTNER OF CAPGEN CAPITAL GROUP III LP
By:	/s/ John P. Sullivan
	Name:	John P. Sullivan
	Title:	Managing Director

Address:	280 Park Avenue 40th Floor West New York, New York 10017 Attention: John P. Sullivan